CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 25, 1998 (which contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of the Company to continue as a going concern) relating to the financial statements of America Access Technologies, Inc. appearing in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.



                                                         RACHLIN COHEN & HOLTZ

Miami, Florida
January 6, 1999


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 3, 1998 relating to the financial statements of Omega Metals, Inc. appearing in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.



                                                         RACHLIN COHEN & HOLTZ

Miami, Florida
January 6, 1999